EXHIBIT 24.1

CYANOTECH CORPORATION
POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gerald R. Cysewski and William R. Maris, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign this Registration Statement and any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be executed in counterparts.

Signature	Title	Date

Director
Michael A. Davis

Director
Gregg W. Robertson

/s/ David I. Rosenthal	Director	March 29, 2007
David I. Rosenthal

/s/ John T. Waldron	Director	March 30, 2007
John T. Waldron

/s/ Paul C. Yuen	Director	March 29, 2007
Paul C. Yuen

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